UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No.     )

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

New Mountain Guardian III BDC, L.L.C.

(Name of Registrant as Specified in its Charter)

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☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

PRELIMINARY COPY – SUBJECT TO COMPLETION

New Mountain Guardian III BDC, L.L.C.
1633 Broadway, 48th Floor
New York, NY 10019
(212) 720-0300

NOTICE OF ACTION BY WRITTEN CONSENT AND INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF UNITHOLDERS AND NO UNITHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN

[    ], 2022

Dear Unitholders:

This notice and accompanying Information Statement is being furnished to you as a holder of units of limited liability company interests (“Units”) of New Mountain Guardian III BDC, L.L.C., a Delaware limited liability company (the “Company”), to inform you of the approval of the action described below taken by the written consent of the holders of the Company’s Units (each, a “Unitholder”).

On March 3, 2022, the Company received a written consent of a majority of Unitholders (the “Consent”) that approved a new investment advisory and management agreement  (the “New Investment Management Agreement”), attached hereto as Annex A, by and between the Company and New Mountain Finance Advisers BDC, L.L.C. (the “Adviser”) and to approve the payment of fees for investment advisory services provided by the Adviser during the period in which a written contract was technically not in place for such services (the “Payment of Fees”). As described more fully in the “Background” section of Item 1 of this Information Statement, the requirement to approve the New Investment Management Agreement and the Payment of Fees was the result of a wholly inadvertent and unintentional oversight and did not reflect the intent or desire of either the board of directors of the Company (the “Board”) or the Adviser. No other vote of our Unitholders is required. The Board previously approved, and recommended that the Unitholders approve, the New Investment Management Agreement and the Payment of Fees.

The attached Information Statement is dated [     ], 2022 and is first being sent to our Unitholders on or about [     ], 2022. Pursuant to Rule 14c-2(b) under Securities Exchange Act of 1934, as amended (the “Exchange Act”), the New Investment Management Agreement will not be executed, and will therefore not become effective, and the Payment of Fees will not be made, until at least 20 calendar days after this Information Statement is sent to Unitholders. This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.

Sincerely,
Robert A. Hamwee
Chief Executive Officer

New Mountain Guardian III BDC, L.L.C.
1633 Broadway, 48th Floor
New York, NY 10019
(212) 720-0300

INFORMATION STATEMENT

Action by Written Consent of Unitholders

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being furnished to you as a holder of units (each, a “Unitholder”) of limited liability company interests (“Units”) of New Mountain Guardian III BDC, L.L.C., a Delaware limited liability company (the “Company”), in connection with the action by written consent of the holders of our issued and outstanding Units taken without a meeting to approve the action described in this Information Statement. In this Information Statement, all references to the “Company,” “NMGIII,” “we,” “us,” or “our” refer to New Mountain Guardian III BDC, L.L.C. We are sending this Information Statement to our Unitholders of record on or about [           ], 2022.

The entire cost of furnishing this Information Statement will be borne by the Company.

Action by Unitholders

The Company’s board of directors (the “Board”) unanimously approved resolutions to approve and recommend the approval to the Company’s Unitholders of the new investment advisory and management agreement (the “New Investment Management Agreement”), attached hereto as Annex A, by and between the Company and New Mountain Finance Advisers BDC, L.L.C. (the “Adviser”) and the payment of fees for investment advisory services provided by the Adviser during the period in which no written contract was technically in place for such services (the “Payment of Fees”). As described more fully in the “Background” section of Item 1 of this Information Statement, the requirement to approve the New Investment Management Agreement and the Payment of Fees was the result of a wholly inadvertent and unintentional oversight and did not reflect the intent or desire of either the Board or the Adviser. No other vote of our Unitholders is required.

As of the close of business on February 16, 2022, the date for the determination of Unitholders entitled to give consent, we had 69,462,438 Units outstanding. Each Unit is entitled to one vote.

On March 3, 2022, pursuant to Section 18-302(d) of the Delaware Limited Liability Company Act (the “Act”), and as provided by the Third Amended and Restated Limited Liability Company Agreement (the “Third A&R LLC Agreement”), the Company received a written consent (the “Consent”) that approved the New Investment Management Agreement and the Payment of Fees from our Unitholders holding an aggregate of 35,570,000 of our Units, representing a majority-in-interest of our issued and outstanding Units which were entitled to give consent as of such date. As of March 8, 2022, the New Investment Management Agreement and the Payment of Fees were approved by the Unitholders representing 49,630,800 Units, or 71.45% of the issued and outstanding Units which were entitled to give consent. Pursuant to Rule 14c-2(b) under Securities Exchange Act of 1934, as amended (the “Exchange Act”), the New Investment Management Agreement will not be executed, and will therefore not become effective, and the Payment of Fees will not be made, until at least 20 calendar days after this Information Statement is sent to Unitholders.

ITEM 1. APPROVAL OF THE NEW INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

The Board has approved, and recommended that the Unitholders approve, the New Investment Management Agreement.

Under the New Investment Management Agreement, the Adviser will continue to provide investment advisory and portfolio management services to the Company. The terms of the New Investment Management Agreement are identical to those of the prior investment advisory and management agreement (the “Prior Investment Management Agreement”) that was executed on July 15, 2019, and under which the Adviser has provided investment advisory services to the Company since its inception.

Background

Section 15 of the Investment Company Act of 1940, as amended (the “1940 Act”), made applicable to business development companies (“BDCs”) under Section 59 of the 1940 Act, provides that it shall be unlawful for any person to serve as an investment adviser of a BDC, such as the Company, except pursuant to a written contract, which contract has been approved by the vote of a majority of the outstanding voting securities of such BDC. Pursuant to Sections 15(a) and 15(c) of the 1940 Act, the Board, including a majority of the directors who are not “interested persons” of the Company (the “Non-Interested Directors”), as defined under the 1940 Act, initially approved the Prior Investment Management Agreement on June 18, 2019 at the Company’s initial board meeting, and the initial Unitholder of the Company subsequently approved the Prior Investment Management Agreement. Pursuant to Section 15(a)(2) of the 1940 Act, the Prior Investment Management Agreement had an initial term of two years, which term could be continued only so long as such continuance was approved annually by the Board, including a majority of the Non-Interested Directors. The Prior Investment Management Agreement’s initial two year term ended on July 15, 2021. The Company inadvertently failed to present the Prior Investment Management Agreement for renewal to the Board as required by Section 15(a)(2) of the 1940 Act. The failure to renew the term of the Prior Investment Management Agreement for the succeeding annual period beginning July 15, 2021 was wholly inadvertent and unintentional and did not reflect the intent and desire of the Board or the Adviser. In that regard, although the Prior Investment Management Agreement was, unbeknownst to all parties involved, terminated as a technical matter effective as of July 15, 2021, the Adviser continued to serve as the Company’s investment adviser as if the Prior Investment Management Agreement was still in effect. The Company has enhanced its compliance procedures to ensure that such an inadvertent oversight does not occur again.

Board Approval

At its meeting held on February 16, 2022, the Board, including a majority of the Non-Interested Directors, concluded that the New Investment Management Agreement was in the best interest of the Company and its Unitholders, and approved the New Investment Management Agreement, subject to Unitholder approval. The meeting was held virtually in reliance of the Chief Counsel’s Office of the SEC’s Division of Investment Managements extension of prior emergency relief from enforcement action if the directors of a fund approve or renew a contract, plan, arrangement or selection telephonically, by video conference or by other means, notwithstanding the fact that such approval is subject to an in-person meeting requirement under the 1940 Act; provided, that, such directors ratify the applicable approval at the next in-person board meeting.

Interests of Certain Persons in the Approval of the New Investment Management Agreement

Certain executive officers and interested directors of the Company are also employees and officers of the Adviser. John R. Kline has served as chairman of the Board, president of the Company since 2019 and also serves as managing director of the Adviser. Mr. Kline also served as chief operating officer of the company from 2019 through February 15, 2022. Laura C. Holson has served as chief operating officer of the Company since February 15, 2022 and has served, and continues to serve, as a Managing Director of New Mountain Capital, which she joined in 2009. Adam B. Weinstein has served as a director and executive vice president of the Company since 2019 and also serves as a managing director and chief financial officer of the Adviser. Robert A. Hamwee has served as chief executive officer of the Company since 2019 and also serves as a managing director of the Adviser. Joseph W. Hartswell has served as chief compliance officer and corporate secretary of the Company since March 4, 2022 and also serves as Managing Director of the Adviser.

Summary of Prior Investment Management Agreement and New Investment Management Agreement

The Prior Investment Management Agreement and the New Investment Management Agreement (collectively, the “Agreements”) are identical in all material respects, except that the dates of execution, effectiveness and termination will differ.

Pursuant to Rule 14c-2(b) under the Exchange Act, the New Investment Management Agreement will not be executed, and will therefore not become effective until at least 20 calendar days after this Information Statement is sent to Unitholders.

The New Investment Management Agreement will have an initial term of two years beginning on its date of effectiveness. Thereafter, the New Investment Management Agreement will need to be approved annually by the Board in accordance with Section 15(a)(2) of the 1940 Act. The New Investment Management Agreement may be terminated at any time, without the payment of any penalty, by the action of the Board or by a vote of a majority of the Company’s outstanding voting securities, on 60 days’ written notice to the Adviser, or by the Adviser at any time, without the payment of any penalty, on 60 days’ written notice to the Company.

Management Services

The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Subject to the overall supervision of our Board, the Adviser manages the Company’s day-to-day operations and provides the Company with investment advisory and management services. Under the terms of the New Investment Management Agreement, the Adviser:

•	determines the composition of the Company’s portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;

•	determines the securities and other assets that the Company will purchase, retain or sell;

•	identifies, evaluates and negotiates the structure of the Company’s investments that we make;

•	executes, monitors and services the investments that the Company makes;

•	performs due diligence on prospective portfolio companies;

•	votes, exercises consents and exercises all other rights appertaining to such securities and other assets on the Company’s behalf; and

•	provides the Company with such other investment advisory, research and related services as we may, from time to time, reasonably require for the investment of our funds.

The Adviser’s services to the Company under the Prior Investment Management Agreement were not exclusive, and likewise, the Adviser’s services to the Company under the New Investment Management Agreement will not be exclusive. The Adviser (so long as its services to us are not impaired) and/or other entities affiliated with New Mountain Capital are permitted to furnish similar services to other entities. The Adviser also manages other funds that may have investment mandates that are similar, in whole or in part, to ours.

Management Fees

Pursuant to the Agreements, we have agreed to pay the Adviser a fee for investment advisory and management services consisting of two components—a base management fee and an incentive fee. The cost of both the base management fee payable to the Adviser and any incentive fees paid in cash to the Adviser are borne by the Company and, as a result, are indirectly borne by the Company’s unitholders.

Base Management Fees

Pursuant to the Agreements, the base management fee is payable quarterly in arrears at an annual rate of 1.15% of the aggregate contributed capital from all unitholders (including any outstanding borrowings under any subscription line drawn in lieu of capital calls) less any return of capital distributions and less any cumulative realized losses since inception (calculated net of any subsequently reversed realized losses and net of any realized gains) (the “Managed Capital”) as of the last day of the applicable quarter. Notwithstanding the foregoing, the Adviser has previously agreed to waive certain of the fees payable under the Agreements, which fee waiver will remain in full force and effective notwithstanding the execution of the New Investment Management Agreement. See, Expense Limitation, below.

The Adviser has entered into agreements with placement agents that provide for ongoing payments from the Adviser based upon the amount of a unitholder’s Capital Commitment or capital contributions. Neither the Company nor any unitholders will bear any of the fees paid to the Company’s placement agents as any such fees paid by the Company will offset the management fees.

Incentive Fees

The incentive fee consists of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the incentive fee is based on a percentage of the Company’s income and a portion is based on a percentage of the Company’s capital gains, each as described below.

Incentive Fee on Pre-Incentive Fee Net Investment Income

The portion based on the Company’s income (the “Income Incentive Fee”) is based on pre-incentive fee net investment income.

Pre-incentive fee net investment income, expressed as a rate of return on the value of the Company’s members’ capital at the end of the immediate preceding quarter, is compared to a “hurdle rate” of return of 1.75% per quarter (7.0% annualized).

The Company will pay the Adviser an incentive fee quarterly in arrears with respect to the Company’s pre-incentive fee net investment income in each calendar quarter as follows:

•	no incentive fee based on pre-incentive fee net investment income in any calendar quarter in which the Company’s pre-incentive fee net investment income does not exceed the hurdle rate of 1.75%;

•	100% of the dollar amount of the Company’s pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than or equal to a rate of return of 2.059% (8.235% annualized). The Company refers to this portion of the Company’s pre-incentive fee net investment income (which exceeds the hurdle rate but is less than 2.059%) as the “catch-up.” The “catch-up” is meant to provide the Adviser with approximately 15.0% of the Company’s pre-incentive fee net investment income as if a hurdle rate did not apply if this net investment income exceeds 2.059% in any calendar quarter; and

•	15.0% of the dollar amount of the Company’s pre-incentive fee net investment income, if any, that exceeds a rate of return of 2.059% (8.235% annualized). This reflects that once the hurdle rate is reached and the catch-up is achieved, 15.0% of all pre-incentive fee net investment income thereafter is allocated to the Adviser. “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any fee income (including any other fees (other than fees for providing managerial assistance), such as upfront, commitment, origination, structuring, diligence and consulting fees or other fees that we receive from portfolio companies) accrued during the calendar quarter, minus the Company’s operating expenses for the quarter (including the management fee, expenses payable under the administration agreement (the "Administration Agreement"), and any interest expense and distributions paid on any issued and outstanding preferred units, but excluding the incentive fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero coupon securities), accrued income that the Company has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

The fees that are payable under the Agreements for any partial period will be appropriately prorated.

Incentive Fee on Capital Gains

The second component of the incentive fee is the capital gains incentive fee. We will pay the Adviser an incentive fee with respect to the Company’s cumulative realized capital gains computed net of all realized capital losses and unrealized capital depreciation since inception (“Cumulative Net Realized Gains”) based on the waterfall below:

a)	First, no incentive fee is payable to the Adviser on Cumulative Net Realized Gains until total return of capital distributions, distributions of net investment income and distributions of net realized capital gains to unitholders is equal to total capital contributions;

b)	Second, no incentive is payable to the Adviser on Cumulative Net Realized Gains until the Company has paid cumulative distributions equal to an annualized, cumulative internal rate of return of 7.0% on the total contributed capital to us calculated from the date that each such amount was due to be contributed to us until the date each such distribution is paid;

c)	Third, upon a distribution that results in cumulative distributions exceeding the amounts in clause (a) and (b) above, an incentive fee on capital gains payable to the Adviser equal to 100% of the amount of Cumulative Net Realized Gains until the Adviser has received (together with amounts the Adviser has received under Income Incentive Fees) an amount equal to 15.0% of the sum of (i) the cumulative distributions to unitholders made pursuant to clause (b) above, (ii) Income Incentive Fee paid to the Adviser and (iii) amounts paid to the Adviser pursuant to this clause (c); and

d)	Thereafter, an incentive fee on capital gains equal to 15.0% of additional undistributed Cumulative Net Realized Gains.

Upon our termination, the Adviser will be required to return incentive fees to us to the extent that: (i) the Adviser has received cumulative incentive fees in excess of 15.0% of the sum of (A) the Company’s cumulative distributions other than return of capital contributions and (B) the incentive fees paid to the Adviser; or (ii) the unitholders have not received a 7.0% cumulative internal rate of return; provided that in no event will such restoration be more than the incentive fees received by the Adviser.

In accordance with GAAP, the Company accrues a hypothetical capital gains incentive fee based upon the cumulative net realized capital gains and realized capital losses and the cumulative net unrealized capital appreciation and unrealized capital depreciation on investments held at the end of each period. Actual amounts paid to the Adviser are consistent with the Agreements and are based only on realized capital gains computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis from inception through the end of each calendar year as if the entire portfolio was sold at fair value.

Expense Limitation

Notwithstanding the foregoing, the Adviser has agreed to reduce and/or waive its management fee (the “Specified Expenses Cap”) each year such that the Company will not be required to pay Specified Expenses (as defined below) in excess of a maximum aggregate amount in any calendar year (prorated for partial years and portions of years for which each applicable prong of the cap applies) equal to: (1) during the Closing Period, 0.40% of the greater of (A) $750.0 million and (B) actual aggregate Capital Commitments as of the end of such calendar year, (2) at the end of the Closing Period until the end of the Investment Period, 0.40% of aggregate committed capital and (3) after the end of the Investment Period, 0.40% of Members' Capital. Further, if the Company’s actual Capital Commitments at the end of the Closing Period are less than $750.0 million, the prong of the Specified Expenses Cap in clause (1) above will be retroactively adjusted to equal 0.40% of aggregate Capital Commitments at the end of the Closing Period, and the Adviser has agreed to further reduce and/or waive its management fee for the year in which the Closing Period ends in an amount equal to the difference between (A) the amount that would have been required to be waived/reimbursed pursuant to clause (1) above as adjusted and (B) the amount previously waived/reimbursed pursuant to clause (1) above. Our “Specified Expenses” means all Company Expenses (as defined in the Third A&R LLC Agreement) incurred in the Company’s operation with the exception of: (i) the management fee, (ii) any incentive fees, (iii) Organizational and Offering Expenses (as defined in the Third A&R LLC Agreement) (which are subject to the Organizational and Offering Expense Cap), (iv) Placement Fees (as defined in the Third A&R LLC Agreement), (v) interest on and fees and expenses arising out of all our indebtedness and other financing, (vi) costs of any litigation and damages (including the costs of any indemnity or contribution right granted to any placement agent or third-party finder engaged by us or our affiliates) and (vii) for the avoidance of doubt, if applicable, any investor level withholding or other taxes.

If, while the Adviser is the investment adviser to the Company, the annualized Specified Expenses for a given calendar year are less than the Specified Expenses Cap, the Adviser shall be entitled to reimbursement by the Company of the compensation waived and other expenses borne by the Adviser (the “Reimbursement Amount”) on behalf of the Company pursuant to the expense limitation and reimbursement agreement between the Company and the Adviser dated July 15, 2019, as amended to effect its application in all respects to the New Investment Advisory Agreement (the “Expense Limitation and Reimbursement Agreement”) during any of the previous thirty-six (36) months, and provided that such amount paid to the Adviser will in no event exceed the total Reimbursement Amount and will not include any amounts previously reimbursed. The Reimbursement Amount plus the annualized Specified Expenses for a given calendar year shall not exceed the Specified Expenses Cap. The Adviser may recapture a Specified Expense in any year within the thirty-six month period after the Adviser bears the expense.

The Expense Limitation and Reimbursement Agreement may be amended by mutual agreement of the parties, provided that any amendment that could result in an increase in expenses borne by the Company also must be approved by vote of a majority of the outstanding Units.

Payment of Expenses

The Company’s primary operating expenses are interest payable on its debt, the payment of a base management fee and any incentive fees under the New Investment Management Agreement and the allocable portion of overhead and other expenses incurred by the Company’s administrator,  New Mountain Finance Administration, L.L.C., a Delaware limited liability company (the “Administrator”), in performing its obligations to the Company under the Administration Agreement by and between the Company and the Administrator. The Company bears all other expenses of the Company’s operations and transactions, including (without limitation) fees and expenses relating to:

•	organizational and offering expenses;

•	the investigation and monitoring of the Company’s investments;

•	the cost of calculating members' capital;

•	interest payable on debt, if any, to finance the Company’s investments;

•	the cost of effecting sales and repurchases of the Company’s Units and other securities;

•	management and incentive fees payable pursuant to the Agreements;

•	fees payable to third parties relating to, or associated with, making investments and valuing investments (including third-party valuation firms);

•	transfer agent and custodial fees;

•	fees and expenses associated with marketing efforts (including attendance at investment conferences and similar events);

•	federal and state registration fees;

•	any exchange listing fees;

•	federal, state, local and foreign taxes;

•	independent directors' fees and expenses;

•	brokerage commissions;

•	costs of proxy statements, unitholders' reports and notices;

•	costs of preparing government filings, including periodic and current reports with the SEC;

•	fees and expenses associated with independent audits and outside legal costs;

•	costs associated with reporting and compliance obligations under the 1940 Act and applicable federal and state securities laws;

•	fidelity bond, liability insurance and other insurance premiums; and

•	printing, mailing and all other direct expenses incurred by either the Adviser or the Company in connection with administering the Company’s business, including payments under the Administration Agreement that are based upon the Company’s allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations to the Company under the Administration Agreement, including the allocable portion of the compensation of the Company’s chief financial officer and chief compliance officer and their respective staffs.

Board Consideration of the New Investment Management Agreement

At its meeting held on February 16, 2022, the Board considered the New Investment Management Agreement. Since the Agreements were substantially identical, the Board believed that the terms and conditions of the New Investment Management Agreement were fair to, and in the best interests of, the Company and its unitholders. The Board also believed that there would be no change in the services provided by to the Company. The Board also considered that there would be no change in the investment process, operations or investment advisory services to the Company under the New Investment Management Agreement. In reaching a decision to approve the New Investment Management Agreement, the Board considered, among other things:

•	the nature, quality and extent of the advisory and other services to be provided to the Company by the Adviser;

•	the investment performance of the Adviser;

•	comparative data with respect to advisory fees or similar expenses paid by other business development companies with similar investment objectives;

•	the Company’s projected operating expenses and expense ratio compared to business development companies with similar investment objectives;

•	any existing and potential sources of indirect income to the Adviser from its relationship with the Company and the profitability of such relationship;

•	information about the services to be performed and the personnel performing such services under the New Investment Management Agreement;

•	the organizational capability and financial condition of the Adviser and its affiliates;

•	the Adviser’s practices regarding the selection and compensation of brokers that may execute portfolio transactions for the Company and the brokers’ provision of brokerage and research services to the Adviser; and

•	the possibility of obtaining similar services from other third-party service providers or through an internally managed structure.

Based on the information reviewed and its discussions, the Board, including a majority of the Non-Interested Directors, concluded that the investment advisory fee rates were reasonable in relation to the services to be provided and approved the New Investment Management Agreement as being in the best interests of the Company's Unitholders.

Accordingly, the Board, including a majority of the Non-Interested Directors, approved the New Investment Management Agreement, subject to approval by the Company’s Unitholders, and directed that the New Investment Management Agreement be submitted to the Company’s Unitholders for approval with the Board’s recommendation that Unitholders vote for the approval of the New Investment Management Agreement.

Unitholder Approval of New Investment Management Agreement

On March 3, 2022, pursuant to Section 18-302(d) of the Delaware Limited Liability Company Act, and as provided by the Third A&R LLC Agreement, the Company received written consents that approved the New Investment Management Agreement from our Unitholders holding an aggregate of 35,570,000 of our Units, representing a majority-in-interest of our issued and outstanding Units which were entitled to give consent as of such date. As of March 8, 2022, the New Investment Management Agreement was approved by the Unitholders representing 49,630,800 Units, or 71.45% of the issued and outstanding Units which were entitled to give consent. Pursuant to Rule 14c-2(b) under the Exchange Act, the New Investment Management Agreement will not be executed, and will therefore not become effective, until at least 20 calendar days after this Information Statement is sent to Unitholders.

Required Vote

Pursuant to Section 15(a), approval of written contract to serve or act as an investment adviser requires the vote of a “majority of the outstanding voting securities” of the Company, defined in section 2(a)(42) of the 1940 Act as the lesser of: (1) 67% or more of the units of the Company present or represented by proxy, if the holders of more than 50% of the Company’s units are present or represented by proxy; or (2) more than 50% of the outstanding units of the Company.

Non-Votes and Objections

Because approval of the New Investment Management Agreement requires consent from a majority of the outstanding voting securities of the Company, non-votes (essentially, Unitholders who do not respond) and objections have the effect of a vote against the New Investment Management Agreement.

ITEM II: APPROVAL OF THE PAYMENT OF FEES FOR INVESTMENT MANAGEMENT SERVICES

PROVIDED BY NEW MOUNTAIN FINANCE ADVISERS BDC, L.L.C. DURING THE PERIOD IN

WHICH NO WRITTEN CONTRACT WAS IN PLACE FOR SUCH SERVICES

As discussed in Item I above, the Prior Investment Management Agreement expired on July 15, 2021 and the Company inadvertently failed to present the Prior Investment Management Agreement for renewal as required by Section 15(a)(2) of the 1940 Act. Accordingly, the Company and the Adviser did not have a written contract in place for the provision of the investment advisory services provided by the Adviser to the Company between July 15, 2021 and the date of effectiveness of the New Investment management Agreement. As a result of this inadvertent oversight, a technical violation of Section 15 of the 1940 Act could be deemed to have occurred.

The total amount payable to the Adviser under the terms of the Prior Investment Management Agreement between July 15, 2021 and the date on which the New Investment Management Agreement has been approved and effective consistent with the provisions of the 1940 Act is approximately $11,764,579, which includes the application of the terms of the Expense Limitation and Reimbursement Agreement outlined above (the “Contingent Payable”). Of the Contingent Payable, $6,067,209 was paid to the Adviser and $5,697,370 remains outstanding and payable, subject to the approval of the New Investment Management Agreement. Shortly after discovering that the Prior Investment Management Agreement was not properly renewed, the Adviser transferred the $6,067,209 that it was paid into an escrow account. In addition, the Company has withheld payment of the $5,697,370 that remains outstanding and payable and will continue to withhold payment until the New Investment Management Agreement is approved and effective consistent with the provisions of the 1940 Act. Neither the amount held in escrow nor the amount outstanding and payable will be paid to the Adviser until the approval of the New Investment Management Agreement.

At its meeting held on February 16, 2022, the Board, including a majority of the Non-Interested Directors, considered the appropriate measure for determining the amount of fees that should be payable to the Adviser based on equitable principles. In light of the fact that the technical termination of Prior Investment Management Agreement was entirely unintentional and did not reflect the intent of either the Company or the Board, and the fact that the Adviser provided services to the Company in a manner that was identical to the manner in which it provided its services when the Prior Investment Management Agreements was in effect, the Board concluded that it would be appropriate and in the best interest of the Company and its Unitholders to approve and ratify the management fees that were paid and payable to the Adviser pursuant to the terms of the Prior Investment Management Agreement for the period between July 15, 2021 and the date on which the New Investment Management Agreement is approved and effective consistent with the provisions of the 1940 Act.

Based upon the foregoing, at its meeting held on February 16, 2022, the Board, including a majority of the Non-Interested Directors, authorized the Company to make the Payment of Fees detailed above to the Adviser, subject to the following conditions: (1) the Board’s approval of the Payment of Fees was contingent upon the approval of the same by a vote of a majority of the outstanding voting securities of the Company, and (2) pursuant to Rule 14c-2(b) under the Exchange Act, the Board’s authorization to effectuate the Payment of Fees will not be effective until at least 20 calendar days after this Information Statement is sent to Unitholders.

Board Consideration

In reaching a decision to approve the Payment of Fees, the Board considered, among other things:

•	The Company and its Unitholders have experienced no economic harm during the applicable period as a result of the expiration of the Prior Investment Management Agreement;

•	The Adviser has satisfactorily provided the services called for under the Prior Investment Management Agreement;

•	The amounts that are payable are no more than what the Company would have paid had the Prior Investment Management Agreement remained in effect;

•	The Board intended to have the terms of the Prior Investment Management Agreement continue uninterrupted, and neither the Board nor the Adviser was aware of the fact that the Prior Investment Management Agreement had technically expired; and

•	The nature of the continuing relationship between the employees of the Adviser and the Company, including the nature and quality of the services the employees of the Adviser has performed for the Company under the Prior Investment Management Agreements.

Based on the information reviewed and its discussions, the Board, including a majority of the Non-Interested Directors, concluded that the Payment of Fees was reasonable in relation to the services provided by the Adviser and approved the Payment of Fees to the Adviser as being in the best interests of the Company and its Unitholders.

Accordingly, the Board, including a majority of the Non-Interested Directors, approved the Payment of Fees to the Adviser, subject to approval by the Company’s Unitholders, and directed that the Payment of Fees be submitted to the Company’s Unitholders, with the Board’s recommendation that Unitholders vote for the approval of the Payment of Fees.

Unitholder Approval of Payment of Fees

On March 3, 2022, pursuant to Section 18-302(d) of the Delaware Limited Liability Company Act, and as provided by the Third A&R LLC Agreement, the Company received written consent that approved the Payment of Fees (as detailed above) from the Unitholders holding an aggregate of 35,570,000 of our Units, representing a majority-in-interest of our issued and outstanding Units which were entitled to give consent as of such date. As of March 8, 2022, the Payment of Fees was approved by the Unitholders representing 49,630,800 Units, or 71.45% of the issued and outstanding Units which were entitled to give consent.

Required Vote

The vote of a majority of the outstanding voting securities of the Company is required for approval of this item.

Non-Votes and Objections

Because approval of the Payment of Fees requires consent from a majority of the outstanding voting securities of the Company, non-votes (essentially, Unitholders who do not respond) and objections have the effect of a vote against the Payment of Fees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of Units as of March 9, 2022 by:

•	each person known to the Company to beneficially own more than 5.0% of the outstanding Units

•	each of the Company’s directors and each executive officer individually; and

•	all of the Company’s directors and executive officers as a group.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act and includes voting or investment power (including the powers to dispose) with respect to the securities and assumes no other purchases or sales of securities. This assumption has been made under the rules and regulations of the Securities and Exchange Commission and does not reflect any knowledge that the Company has with respect to the present intent of the beneficial owners of the securities listed in the table below.

Unless otherwise indicated, the address of all executive officers and directors is c/o New Mountain Guardian III BDC, L.L.C, 1633 Broadway, 48th Floor, New York, New York 10019.

Name	Type of Ownership	Number of Units Owned	Percentage
Interested Directors
John R. Kline	—	—	—%
Adam B. Weinstein	—	—	—%
Independent Directors
Alfred F. Hurley, Jr.	—	—	—%
David Ogens	—	—	—%
Rome G. Arnold III	—	—	—%
Executive Officers Who Are Not Directors
Robert A. Hamwee	—	—	—%
Joseph W. Hartswell	—	—	—%
Shiraz Y. Kajee	—	—	—%
Laura C. Holson	—	—	—%
All Directors and Executive Officers as a Group (9 persons)	—	—	—%
Five-Percent Unitholders
New Mountain Guardian Investments III, L.L.C.(1)	Record	22,462,784	22.44%
Western Conference of Teamsters Pension Trust Fund(2)	Record	12,800,000	13.92%
CCLF SPV LLC(3)	Record	8,000,000	8.70%
GHL Investments Ltd.(4)	Record	5,600,000	6.09%
Teachers’ Retirement Allowances Fund(5)	Record	4,800,000	5.22%

(1)	Based upon information contained in the Schedule 13D filed May 7, 2020 by New Mountain Guardian Investments III, L.L.C., New Mountain Guardian Investments III, L.L.C. is a Delaware limited liability company whose address is 1633 Broadway 48th Floor, New York, New York 10019.
(2)	Based upon information contained in the Schedule 13G filed November 8, 2021 by Western Conference of Teamsters Pension Trust Fund is a Washington employee benefit plan whose address is 2323 Eastlake Avenue East, Seattle, WA 98102.
(3)	Based upon information contained in the Schedule 13G filed February 11, 2022 by CCLF SPV LLC is a Delaware statutory trust whose address is c/o UMB Fund Services, Inc. 235 West Galena Street, Milwaukee, Wisconsin 53212.
(4)	Based upon information contained in the Schedule 13D/A filed February 17, 2022 by GHL Investments Ltd. GHL Investments Ltd. is a Cyprus limited liability company whose address is c/o Seatankers Management Co., Ltd., P.O. Box 53562, Limassol G4 CY-3399.
(5)	Based upon information contained in the Schedule 13G filed February 3, 2022 by Teachers' Retirement Allowances Fund. Teachers' Retirement Allowances Fund is a Canadian pension plan whose address is 330 - 25 Forks Market Road, Winnipeg, A2 R3C 4S8.

THE ADVISER AND THE ADMINISTRATOR

New Mountain Finance Advisers BDC, L.L.C.

The Adviser, a wholly-owned subsidiary of New Mountain Capital Group, L.P., is an SEC registered investment adviser and manages our day-to-day operations and provides us with investment advisory and management services pursuant to the Prior Investment Management Agreement and the New Investment Management Agreement. The Adviser is a firm with a track record of investing in the middle market and focuses on investing in defensive growth companies across its private equity, public equity and credit investment vehicles. The Adviser is responsible for identifying attractive investment opportunities, conducting research and due diligence on prospective investments, structuring our investments and monitoring and servicing our investments. The Adviser is managed by a five member investment committee, which is responsible for approving purchases and sales of our investments above $10.0 million in aggregate by issuer. The Adviser is located at 1633 Broadway, 48th Floor, New York, New York 10019.

New Mountain Finance Administration, L.L.C.

The Administrator, a wholly-owned subsidiary of New Mountain Capital, L.L.C., provides administrative services to the Company. The Administrator is located at 1633 Broadway, 48th Floor, New York, New York 10019.

AVAILABLE INFORMATION

Annual Reports

When available, the Company will furnish, without charge, copies of its annual report on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K, to an investor upon request directed to New Mountain Guardian III BDC, L.L.C., 1633 Broadway, 48th Floor, New York, New York 10019, Attention: Investor Relations or by telephone at (212) 720-0300. The reports are also available at no cost through the SEC’s EDGAR database at www.sec.gov.

Delivery of Materials

Please note that only one copy of this Information Statement or the Company’s annual report on Form 10-K may be delivered to two or more Unitholders of record of the Company who share an address unless we have received contrary instructions from one or more of such Unitholders. We will deliver promptly, upon request, a separate copy of any of these documents to Unitholders of record of the Company at a shared address to which a single copy of such documents was delivered. Unitholders who wish to receive a separate copy of any of these documents, or to receive a single copy of such documents if multiple copies were delivered, now or in the future, should submit their request by calling us at (212) 720-0300 or by writing to New Mountain Guardian III BDC, L.L.C., c/o Joseph W. Hartswell, Corporate Secretary, 1633 Broadway, 48th Floor, New York, New York 10019.

PRIVACY NOTICE

Your privacy is very important to us. This Privacy Notice sets forth our policies with respect to non-public personal information about our Unitholders and prospective and former Unitholders. These policies apply to our Unitholders and may be changed at any time, provided a notice of such change is given to you. This notice supersedes any other privacy notice you may have received from us.

We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. The only information we collect from you is your name, address, number of shares you hold and your social security number. This information is used only so that we can send you annual reports and other information about us, and send you proxy statements or other information required by law.

We do not share this information with any non-affiliated third party except as described below.

•	Authorized Employees of our Adviser. It is our policy that only authorized employees of our investment adviser who need to know your personal information will have access to it.

•	Service Providers. We may disclose your personal information to companies that provide services on our behalf, such as recordkeeping, processing your trades, and mailing you information. These companies are required to protect your information and use it solely for the purpose for which they received it.

•	Courts and Government Officials. If required by law, we may disclose your personal information in accordance with a court order or at the request of government regulators. Only that information required by law, subpoena, or court order will be disclosed.

We seek to carefully safeguard your private information and, to that end, restrict access to non-public personal information about you to those employees and other persons who need to know the information to enable us to provide services to you. We maintain physical, electronic and procedural safeguards to protect your non-public personal information.

If you have any questions regarding this policy or the treatment of your non-public personal information, please contact our chief compliance officer at (212) 655-0291.

ANNEX A

INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

BETWEEN

NEW MOUNTAIN GUARDIAN III BDC, L.L.C.

AND

NEW MOUNTAIN FINANCE ADVISERS BDC, L.L.C.

This Agreement (this "Agreement") is made this ~~15~~[•]th day of ~~July, 2019~~[•], 2022, by and between NEW MOUNTAIN GUARDIAN III BDC, L.L.C., a Delaware limited liability company (the "Fund"), and NEW MOUNTAIN FINANCE ADVISERS BDC, L.L.C., a Delaware limited liability company (the "Adviser").

WHEREAS, the Fund is a closed-end management investment company that ~~intends to elect~~has elected to be treated as a business development company ("BDC") under the Investment Company Act of 1940, as amended (the "Investment Company Act");

WHEREAS, the Adviser is an investment adviser that is registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and

WHEREAS, the Fund desires retain the Adviser to furnish investment advisory services to the Fund on the terms and conditions hereinafter set forth, and the Adviser wishes to be retained to provide such services;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.	Duties of the Adviser.

(a)           The Fund hereby employs the Adviser to act as the investment adviser to the Fund and to manage the investment and reinvestment of the assets of the Fund, subject to the supervision of the Board of Directors of the Fund (the "Board"), for the period and upon the terms herein set forth. In the performance of its duties, the Adviser shall at all times conform to, and act in accordance with, any requirements imposed by (i) the provisions of the Investment Company Act, and of any rules or regulations in force thereunder, subject to the terms of any exemptive order applicable to the Fund; (ii) any other applicable provision of law; (iii) the provisions of the limited liability company agreement ~~(the "LLC Agreement")~~ of the Fund, as amended and/or restated from time to time (the "LLC Agreement"); (iv) the investment objectives, policies and restrictions applicable to the Fund, as they may be amended from time to time by the Board upon written notice to the Adviser; and (v) any other policies and determinations of the Board provided in writing to the Adviser. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement, (i) determine the composition of the portfolio of the Fund, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and negotiate the structure of the investments made by the Fund; (iii) execute, monitor and service the Fund’s investments; (iv) determine the securities and other assets that the Fund will purchase, retain, or sell; (v) perform due diligence on prospective portfolio companies; (vi) vote, exercise consents and exercise all other rights appertaining to such securities and other assets on behalf of the Fund; and (vii) provide the Fund with such other investment advisory, research and related services as the Fund may, from time to time, reasonably require for the investment of its funds. Subject the supervision of the Board, the Adviser shall have the power and authority on behalf of the Fund to effectuate its investment decisions for the Fund, including the execution and delivery of all documents relating to the Fund’s investments and the placing of orders for other purchase or sale transactions on behalf of the Fund. In the event that the Fund determines acquire debt financing, the Adviser will arrange for such financing on the Fund’s behalf. If it is necessary for the Adviser to make investments on behalf of the Fund through a special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle (in accordance with the Investment Company Act).

(b)           The Adviser hereby accepts such employment and agrees during the term hereof to render the services described herein for the compensation provided herein.

(c)           The Adviser shall for all purposes herein provided be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

(d)           The Adviser shall keep and preserve for the period required by the Investment Company Act any books and records relevant to the provision of its investment advisory services to the Fund and shall specifically maintain all books and records in accordance with Section 31(a) of the Investment Company Act with respect to the Fund’s portfolio transactions and shall render to the Board such periodic and special reports as the Board may reasonably request. The Adviser agrees that all records that it maintains for the Fund are the property of the Fund and will surrender promptly to the Fund any such records upon the Fund’s request, provided that the Adviser may retain a copy of such records.

2.	Fund’s Responsibilities and Expenses Payable by the Fund.

All investment professionals of the Adviser and their respective staffs, when and to the extent engaged in providing investment advisory and management services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Adviser and not by the Fund, including salaries of the Adviser’s employees and senior advisors (excluding salary, benefits, directors’ fees, stock options and other compensation received by senior advisors for serving on board of directors, serving in executive management roles or performing the functional equivalent of such roles) and other expenses incurred in maintaining the Adviser’s place of business.

The Fund will bear all legal and other expenses costs and expenses incurred in connection with the Fund’s formation and organization and the offering of the units of limited liability company interests of the Fund (“Units”), including (other than any placement fees, which will be borne by the Adviser directly or pursuant to waivers of the management fee) all out-of-pocket legal, tax (including U.S. federal, state, local and foreign taxes), accounting, printing, data room, consultation, administrative, travel, meal, accommodation and U.S. and non-U.S. filing fees and expenses of the Fund or the Adviser (including with respect to any registration or licensing of the Fund or the Adviser for marketing under any national private placement or similar regime outside of the United States including those in member states of the European Union).

In addition to the Base Management ~~Fees~~Fee and Incentive Fee, except as noted above, the Fund will bear all other costs, expenses and liabilities that in the good faith judgment of the Adviser are incurred by or arise out of the operation and activities of the Fund, subject to the above cap, as described further in the LLC Agreement.

3.	Compensation of the Adviser.

(a)           The Fund agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a base management fee (“Base Management Fee”) and an incentive fee (“Incentive Fee”) as hereinafter set forth. The Fund shall make any payments due hereunder to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct. To the extent permitted by applicable law, the Adviser may elect, or the Fund may adopt a deferred compensation plan pursuant which the Adviser may elect, to defer all or a portion of its fees hereunder for a specified period of time.

(b)           The Base Management Fee shall be calculated at an annual rate of 1.15% of the Fund’s Managed Capital (as defined below) as of the last day of the applicable quarter. For the period ~~from the date of this Agreement~~ beginning June 15, 2019 through June 30, 2020, the Base Management Fee ~~shall be~~was reduced by 50% (for the avoidance of doubt, this ~~results~~ resulted in a Base Management Fee of 0.575% of the Fund’s Managed Capital through June 30, 2020). For services rendered under this Agreement, the Base Management Fee will be payable quarterly in arrears. “Managed Capital” means the aggregate Contributed Capital from all the holders of the Units (the “Unitholders”) (including any outstanding borrowings under any subscription line drawn in lieu of capital calls) less any return of capital distributions and less any cumulative realized losses since inception (calculated net of any subsequently reversed realized losses and net of any realized gains). “Contributed Capital” means, with respect to an investor holding capital commitments, the aggregate amount of capital contributions from such investor’s capital commitments that have been funded by such investor to purchase Units. For the avoidance of doubt, Contributed Capital will not take into account distributions of the Fund’s investment income (i.e., proceeds received in respect of interest payments, dividends or fees, net of expenses) to the investors. Base Management Fees for any partial month or quarter will be appropriately prorated.

(c)           The Incentive Fee shall consist of two parts as follows:

(i)           One part of the Incentive Fee (the “Income Incentive Fee”) will be calculated and payable quarterly in arrears based on the Fund’s Pre-Incentive Fee Net Investment Income for the immediately preceding calendar quarter. For this purpose, “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Fund receives from Portfolio Companies) accrued during the calendar quarter, minus the Fund’s operating expenses for the quarter (including the Base Management Fee, expenses payable under the Fund’s administration agreement, and any interest expense and distributions paid on any issued and outstanding preferred units, but excluding the Incentive Fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero coupon securities), accrued income that the Fund has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. Pre-Incentive Fee Net Investment Income, expressed as a rate of return on the value of the Fund’s net assets at the end of the immediately preceding calendar quarter, will be compared to a “hurdle rate” of 1.75% per quarter (7.0% annualized), subject to a “catch-up” provision measured as of the end of each calendar quarter. The Fund will pay the Adviser an Incentive Fee with respect the Fund’s Pre-Incentive Fee Net Investment Income in each calendar quarter as follows: (1) no Incentive Fee in any calendar quarter in which the Fund’s Pre-Incentive Fee Net Investment Income does not exceed the hurdle rate of 1.75% (the “preferred return” or “hurdle”); (2) 100% of the Fund’s Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the hurdle rate but is less than or equal to 2.059% in any calendar quarter (8.235% annualized); this portion of the Pre-Incentive Fee Net Investment Income (which exceeds the hurdle rate but is less than or equal to 2.059%) is referred to herein as the “catch-up.” The “catch-up” is meant to provide the Adviser with an incentive fee of 15% on all of the Fund’s Pre-Incentive Fee Net Investment Income as if a hurdle rate did not apply when the Company’s Pre-Incentive Fee Net Investment Income exceeds 2.059% in any calendar quarter; and (3) 15% of the amount of the Fund’s Pre-Incentive Fee Net Investment Income, if any, that exceeds 2.059% in any calendar quarter (8.235% annualized) payable to the Adviser once the hurdle is reached and the catch-up is achieved, (15% of all Pre-Incentive Fee Net Investment Income thereafter is allocated to the Adviser). These calculations will be appropriately prorated for any period of less than three months and adjusted for any equity capital raises or repurchases during the relevant calendar quarter.

(ii)           The second part of the Incentive Fee (“Incentive Fee on Capital Gains”) will be determined and payable in arrears as of the end of each calendar year (or upon termination of this Agreement as set forth below), The Fund will pay the Adviser an Incentive Fee with respect to the Fund’s cumulative realized capital gains computed net of all realized capital losses and unrealized capital depreciation since inception (“Cumulative Net Realized Gains”) based on the waterfall below:

(A) First, no Incentive Fee is payable to the Adviser on Cumulative Net Realized Gains until total return of capital distributions, distributions of net investment income and distributions of net realized capital gains to Unitholders is equal to total Contributed Capital;

(B) Second, no incentive is payable to the Adviser on Cumulative Net Realized Gains until the Fund has paid cumulative distributions equal to an annualized, cumulative internal rate of return of 7% on the total contributed capital to the Fund calculated from the date that each such amount was due to be contributed to the Fund until the date each such distribution is paid;

(C) Third, upon a distribution that results in cumulative distributions exceeding the amounts in clause (A) and (B) above, an Incentive Fee on Capital Gains payable to the Adviser equal to 100% of the amount of Cumulative Net Realized Gains until the Adviser has received (together with amounts the Adviser has received under Income Incentive Fees) an amount equal to 15% of the sum of (x) the cumulative distributions to Unitholders made pursuant to clause (B) above, (y) Income Incentive Fee paid to the Adviser and (z) amounts paid to the Adviser pursuant to this clause (C); and

(D) Thereafter, an Incentive Fee on Capital Gains equal to 15% of additional undistributed Cumulative Net Realized Gains;

provided that, in no event will the Incentive Fee on Capital Gains paid to the Adviser exceed the amount permitted by Section 205(b)(3) of the Advisers Act.

(d)           Upon termination of the Fund, the Adviser shall be required to return an amount of the Incentive Fee to the Fund (the “Clawback Amount”) to the extent that: (i) the Adviser has received a cumulative Incentive Fee in excess of 15% of the sum of (A) the Fund’s cumulative distributions other than return of capital contributions and (B) the cumulative Incentive Fee paid to the Adviser; or (ii) the Unitholders have not received a 7% cumulative internal rate of return, in both instances, determined on an aggregate basis covering all transactions of the Fund; provided that in no event shall the Clawback Amount be more than the Incentive Fee received by the Adviser less taxes paid or payable by the Adviser and its direct and indirect owners with respect to such Incentive Fee determined using the Assumed Tax Rate.

The “Assumed Tax Rate” will mean the highest combined effective marginal U.S. federal (including Medicare tax), state and local tax rates applicable to individuals that are resident in New York, New York and taking into account deductibility of state and local taxes for U.S. federal income tax purposes and the character of such income and the rate applicable to the imposition of any entity-level taxes.

(e)           The Adviser or its Affiliates (as defined in the LLC Agreement) may from time to time receive compensation from a company in which the Fund holds an investment, including monitoring fees, financial arranging services, loan administration or servicing, break-up fees, directors’ fees and/or other similar advisory fees (collectively, “Transaction Fees”). To the extent the Adviser or its Affiliates receive any Transaction Fees, the Base Management Fee (and, if necessary, the Incentive Fee) shall be reduced by the allocable portion of such fees attributable to the Fund, as determined pro rata based on the amount of capital committed to the relevant investment by the Fund, any other funds or accounts managed by the Adviser and its Affiliates and/or any account owned or controlled by the Adviser or an Affiliate.

4.	Covenants of the Adviser.

(a)            The Adviser represents and warrants that it is duly registered and authorized as an investment adviser under the Advisers Act and the Adviser agrees to maintain effective all material requisite registrations, authorizations and licenses, as the case may be, until the termination of this Agreement.

(b)           The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

5.	Excess Brokerage Commissions.

The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Fund to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm's risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Fund’s portfolio.

6.	Limitations on the Employment of the Adviser.

The services of the Adviser to the Fund are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Fund, so long as its services to the Fund hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Fund’s portfolio companies, subject to applicable law). So long as this Agreement or any extension, renewal or amendment remains in effect, the Adviser shall be the only investment adviser for the Fund. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and Unitholders of the Fund are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Fund as Unitholders or otherwise.

7.	Responsibility of Dual Directors, Officers and/or Employees.

If any person who is a manager, partner, officer, senior advisor or employee of the Adviser or the Administrator is or becomes a director, officer and/or employee of the Fund and acts as such in any business of the Fund, then such manager, partner, officer, senior advisor and/or employee of the Adviser or the Administrator shall be deemed to be acting in such capacity solely for the Fund, and not as a manager, partner, officer, senior advisor or employee of the Adviser or the Administrator or under the control or direction of the Adviser or the Administrator, even if paid by the Adviser or the Administrator.

8.	Limitation of Liability of the Adviser; Indemnification.

The Adviser and its officers, managers, agents, employees, controlling persons, members (or their owners) and any other person or entity affiliated with it, shall not be liable to the Fund for any error of judgment or mistake of law or for any action taken or omitted to be taken by the Adviser or for any loss suffered by the Fund in connection with the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Fund (except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services), and the Fund shall indemnify, defend and protect the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser) (collectively, the "Indemnified Parties") and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Fund. Notwithstanding the preceding sentence of this Section 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, (a) any liability or losses arising solely from a claim between or among Indemnified Parties or (b) any liability to the Fund or its security holders to which the Indemnified Parties would otherwise be subject by reason of (i) breach of the LLC Agreement or this Agreement, (ii) willful misfeasance, bad faith, fraud or gross negligence in the performance of the Adviser's duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder), or (iii) violation of any law, including, but not limited to, violation of any federal or state securities law, that has a material adverse effect on the Fund (collectively, “Disabling Conduct”). The Adviser shall not be liable under this Agreement or otherwise for any loss due to the mistake, action, inaction, negligence, dishonesty, fraud or bad faith of any broker or other agent; provided that such broker or other agent shall have been selected, engaged or retained and monitored by the Adviser in good faith, unless such action or inaction was made by reason of Disabling Conduct, or in the case of a criminal action or proceeding, where the Adviser had reasonable cause to believe its conduct was unlawful.

9.	Effectiveness, Duration and Termination of Agreement.

(a)           This Agreement shall continue in effect for two years from the date hereof and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (A~~) the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Fund and (B~~) the vote of a majority of the Fund’s directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act, or (B) by the vote of a majority of the outstanding Units. Notwithstanding the foregoing, this Agreement may be terminated (i) by the Fund at any time, without the payment of any penalty, upon giving the Adviser 60 days’ written notice (which notice may be waived by the Adviser), provided that such termination by the Fund shall be directed or approved by the vote of a majority of the directors of the Fund in office at the time or by the vote of the holders of a majority of the ~~voting securities the Fund~~Units at the time outstanding and entitled to vote, or (ii) by the Adviser on 60 days’ written notice to the Fund (which notice may be waived by the Fund).

(b)           This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act).

10.	Notices.

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

11.	Amendments.

This Agreement may be amended by mutual written consent, but the consent of the Fund must be obtained in conformity with the requirements of the Investment Company Act.

12.	Entire Agreement; Governing Law.

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof, except as it relates to any fee waivers or expense limitation arrangements agreed to by the Adviser that are and remain in effect as of the date of this Agreement. This Agreement shall be construed in accordance with the laws of the State of New York and inaccordance with the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the State of New York or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

NEW MOUNTAIN GUARDIAN III BDC, L.L.C.

By:
Name: Adam Weinstein
Title: Director and Executive Vice President

NEW MOUNTAIN FINANCE ADVISERS BDC, L.L.C.

By:
Name: Adam Weinstein
Title: Authorized Person